Exhibit 5.2

		New York Northern California Washington DC São Paulo London	Paris Madrid Hong Kong Beijing Tokyo

Davis Polk & Wardwell LLP Paseo de la Castellana, 41 28046 Madrid	91 768 9600 tel www.davispolk.com

June 25, 2019

Banco Bilbao Vizcaya Argentaria, S.A. Calle Azul, 4 28050 Madrid Spain

Ladies and Gentlemen:

Banco Bilbao Vizcaya Argentaria, S.A. (“BBVA”), a sociedad anónima organized under the laws of the Kingdom of Spain (“Spain”), is filing with the Securities and Exchange Commission a Registration Statement on Form F-3 (the “Registration Statement”) and the related Prospectus (the “Prospectus”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (i) BBVA’s ordinary shares, nominal value €0.49 per share (including ordinary shares represented by American Depositary Shares and rights to subscribe for ordinary shares), (ii) BBVA’s senior debt securities (the “Senior Debt Securities”), which may be issued pursuant to a senior indenture dated as of July 28, 2016 among BBVA and The Bank of New York Mellon, as trustee, security registrar, transfer agent and paying agent (the “Senior Debt Trustee”) (the “Senior Debt Indenture”), (iii) BBVA’s subordinated debt securities (the “Subordinated Debt Securities”), which may be issued pursuant to a subordinated indenture dated as of July 28, 2016 among BBVA and The Bank of New York Mellon, as trustee, security registrar, transfer agent and paying agent (the “Subordinated Debt Trustee”) (the “Subordinated Debt Indenture”), (iv) BBVA’s contingent convertible preferred securities (the “Contingent Convertible Preferred Securities”), which may be issued pursuant to a contingent convertible preferred securities indenture dated as of September 25, 2017 among BBVA and The Bank of New York Mellon, as trustee, paying and conversion agent and principal paying agent (“BNYM UK”) and The Bank of New York Mellon, as contingent convertible security registrar (“BNYM NY”) (the “Contingent Convertible Preferred Securities Indenture”), and (v) BBVA’s senior non-preferred debt securities (the “Senior Non-Preferred Debt Securities” and, together with the Senior Debt Securities, the Subordinated Debt Securities and the Contingent Convertible Preferred Securities, the “Securities”), which may be issued pursuant to a senior non-preferred indenture dated as of June 25, 2019 among BBVA and The Bank of New York Mellon, as trustee, security registrar, transfer agent and paying agent (the “Senior Non-Preferred Debt Trustee” and, together with the Senior Debt Trustee, the Subordinated Debt Trustee, BNYM UK and BNYM NY, the “Trustee”) (the “Senior Non-Preferred Debt Indenture” and, together with the Senior Debt Indenture, the Subordinated Debt Indenture and the Contingent Convertible Preferred Securities Indenture, the “Indentures”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and

2	June 25, 2019

complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of BBVA that we reviewed were and are accurate and (vii) all representations made by BBVA as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.	Assuming that (i) the Senior Debt Indenture and any supplemental indenture to be entered into in connection with the issuance of any Senior Debt Securities have been duly authorized, executed and delivered by BBVA and the Senior Debt Trustee, (ii) the specific terms of a particular series of Senior Debt Securities have been duly authorized and established insofar as Spanish law is concerned and in accordance with the Senior Debt Indenture and (iii) such Senior Debt Securities have been duly authorized, executed, authenticated, issued and delivered insofar as Spanish law is concerned and in accordance with the Senior Debt Indenture and the applicable underwriting or other agreement against payment therefor, such Senior Debt Securities (other than the terms expressed to be governed by Spanish law, as to which we express no opinion) will constitute valid and binding obligations of BBVA, enforceable in accordance with their terms, provided that we express no opinion as to the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Senior Debt Securities to the extent determined to constitute unearned interest.

2.	Assuming that (i) the Subordinated Debt Indenture and any supplemental indenture to be entered into in connection with the issuance of any Subordinated Debt Securities have been duly authorized, executed and delivered by BBVA and the Subordinated Debt Trustee, (ii) the specific terms of a particular series of Subordinated Debt Securities have been duly authorized and established insofar as Spanish law is concerned and in accordance with the Subordinated Debt Indenture and (iii) such Subordinated Debt Securities have been duly authorized, executed, authenticated, issued and delivered insofar as Spanish law is concerned and in accordance with the Subordinated Debt Indenture and the applicable underwriting or other agreement against payment therefor, such Subordinated Debt Securities (other than the terms expressed to be governed by Spanish law, as to which we express no opinion) will constitute valid and binding obligations of BBVA, enforceable in accordance with their terms, provided that we express no opinion as to the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Subordinated Debt Securities to the extent determined to constitute unearned interest.

3.	Assuming that (i) the Contingent Convertible Preferred Securities Indenture and any supplemental indenture to be entered into in connection with the issuance of any Contingent Convertible Preferred Securities have been duly authorized, executed and delivered by BBVA, BNYM UK and BNYM NY, (ii) the specific terms of a particular series of Contingent Convertible Preferred Securities have been duly authorized and established insofar as Spanish law is concerned and in accordance with the Contingent Convertible Preferred Securities Indenture and (iii) such Contingent Convertible Preferred Securities have been duly authorized, executed, authenticated, issued and delivered insofar as Spanish law is concerned and in accordance with the Contingent Convertible

3	June 25, 2019

Preferred Securities Indenture and the applicable underwriting or other agreement against payment therefor, such Contingent Convertible Preferred Securities (other than the terms expressed to be governed by Spanish law, as to which we express no opinion) will constitute valid and binding obligations of BBVA, enforceable in accordance with their terms, provided that we express no opinion as to the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

4.	Assuming that (i) the Senior Non-Preferred Debt Indenture and any supplemental indenture to be entered into in connection with the issuance of any Senior Non-Preferred Debt Securities have been duly authorized, executed and delivered by BBVA and the Senior Non-Preferred Debt Trustee, (ii) the specific terms of a particular series of Senior Non-Preferred Debt Securities have been duly authorized and established insofar as Spanish law is concerned and in accordance with the Senior Non-Preferred Debt Indenture and (iii) such Senior Non-Preferred Debt Securities have been duly authorized, executed, authenticated, issued and delivered insofar as Spanish law is concerned and in accordance with the Senior Non-Preferred Debt Indenture and the applicable underwriting or other agreement against payment therefor, such Senior Non-Preferred Debt Securities (other than the terms expressed to be governed by Spanish law, as to which we express no opinion) will constitute valid and binding obligations of BBVA, enforceable in accordance with their terms, provided that we express no opinion as to the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Senior Non-Preferred Debt Securities to the extent determined to constitute unearned interest.

The above opinions are subject to the effects of applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

In connection with the opinions expressed above, we have assumed that at or prior to the time of the delivery of any Security (i) the Board of Directors of BBVA shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded, (ii) each of BBVA and the Trustee is and shall remain, validly existing as a corporation under the laws of its respective jurisdiction of incorporation, (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, (iv) the Securities (other than as expressly covered above in respect of BBVA) and the Indentures are each valid, binding and enforceable agreements of each party thereto; and (v) there shall not have occurred any change in law affecting the validity or enforceability of such Security.

We have also assumed that (i) the issuance, execution, delivery and performance by BBVA of any Security whose terms are established subsequent to the date hereof are within their corporate powers, and (ii) the terms of any Security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by BBVA of any such Security will not (a) contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of BBVA, (b) require any action by or in respect of, or filing with, any governmental body, agency or official or (c) contravene, or constitute a default under, any provision of applicable law, regulation or public policy or any judgment, injunction, order or decree or any agreement or other instrument binding upon BBVA.

4	June 25, 2019

We express no opinion as to (i) any provisions in the Indentures that purport to waive objections to venue, claims that a particular jurisdiction is an inconvenient forum or the like, (ii) whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Indentures or the Securities or (iii) the effectiveness of any service of process made other than in accordance with applicable law.

We express no opinion as to (i) whether a New York State or United States federal court would render or enforce a judgment in a currency other than U.S. Dollars or (ii) the exchange rate that such a court would use in rendering a judgment in U.S. Dollars in respect of an obligation in any other currency.

We note that the choice of law provisions of the Indentures and the Securities, as applicable, are expressed to select Spanish law as the governing law for certain terms thereof, including the ranking of the Securities and, in the case of the Senior Non-Preferred Debt Indenture and the Senior Non-Preferred Debt Securities, certain provisions thereof related to the Spanish Bail-in Power (as such term is defined therein). We also note that the submission to jurisdiction provisions of the Senior Non-Preferred Debt Indenture and the Senior Non-Preferred Debt Securities, as applicable, are expressed to provide that the Spanish courts shall have exclusive jurisdiction in respect of any suit or proceeding arising out of or relating to the Senior Non-Preferred Debt Securities or the Senior Non-Preferred Debt Indenture arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (as such terms are defined therein).

We also express no opinion with respect to Section 8.04 of the Senior Non-Preferred Debt Indenture or any provision of the Indentures or the Securities relating to the Spanish Bail-in Power (as such term is defined therein).

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States. Insofar as the foregoing opinion involves matters governed by the laws of Spain, we have relied, without independent inquiry or investigation, on the opinion of J&A Garrigues, S.L.P., Spanish legal counsel for BBVA, to be filed on the date hereof as an exhibit to the Registration Statement, and our opinion is subject to the qualifications, assumptions and limitations set forth therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Validity of the Securities” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP